Exhibit 10.1 First Amendment to the Mannatech, Incorporated 2017 Stock Incentive Plan This First Amendment to the Mannatech, Incorporated 2017 Stock Incentive Plan (the “Plan”), made pursuant to the right to amend reserved in Section 15(a) of the Plan, amends the Plan as follows, contingent on the approval of these amendments by the shareholders of Mannatech, Incorporated and effective upon the date of such shareholder approval: 1. Section 4(a) of the Plan is amended in its entirety to read as follows: “(a) Share Reserve. Subject to adjustment under Section 13(a), the maximum aggregate number of Shares that may be issued on exercise of all Awards under the Plan is 370,000 Shares, all of which may be used for any Awards. This limitation consists of the sum of (i) 68,326 Shares available for issuance under the Mannatech, Incorporated 2008 Stock Incentive Plan as of the date of the shareholders’ approval of the Plan, (ii) 181,674 Shares approved by the Company’s shareholders on June 8, 2017, and (iii) an additional 120,000 Shares to be approved by the Company’s shareholders. No awards may be granted under the 2008 Stock Incentive Plan on or after June 8, 2017.” 2. In all other respects, the Plan will remain unchanged and in full force and effect. IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has executed this First Amendment to the Mannatech, Incorporated 2017 Stock Incentive Plan on this February 12, 2019. MANNATECH, INCORPORATED By: /s/ Erin K. Barta Erin K. Barta Its: Corporate Secretary